As filed with the Securities and Exchange Commission on August 31, 2005

Registration No. 33-94736

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

REGISTRATION STATEMENT ON

FORM S-8

UNDER

THE SECURITIES ACT OF 1933

INDEVUS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-3047911
(State or other jurisdiction of Incorporation)	(I.R.S. Employer I.D. number)

33 Hayden Avenue

Lexington, MA 02421

(781) 861-8444

(Address and telephone number of Registrant’s principal executive offices)

1995 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

(Full Title of Plan)

Glenn L. Cooper, M.D., President, Chief Executive Officer and Chairman

33 Hayden Avenue

Lexington, MA 02421

(781) 861-8444

(Address and telephone number of agent for service)

COPY TO:

Josef B. Volman, Esq.

Burns & Levinson LLP

125 Summer Street

Boston, MA 02110-1624

(617) 345-3000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.001 Par Value Per Share	800,000(1)	$2.78(2)	$2,224,000	$99.00(3)

(1)	Includes 100,000 shares which were covered under the initial Registration Statement originally filed on July 19, 1995, 150,000 additional shares which were covered under an Post-Effective Amendment No. 1 to the Registration Statement filed on September 22, 2000, and 250,000 additional shares which were covered under a Registration Statement filed on March 28, 2003. Pursuant to Rule 416 promulgated under the Securities Act an additional undeterminable number of shares of Common Stock is being registered to cover any adjustment in the number of shares of Common Stock pursuant to the anti-dilution provisions of the 1995 Employee Stock Purchase Plan, as amended.
(2)	Based on the average of the high and low sales price of the Common Stock as of August 29, 2005 and estimated solely for purposes of calculating the registration fee pursuant to Rule 457(a) under the Securities Act. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(3)	The Registrant previously paid filing fees of $463.79 with respect to the 500,000 shares previously registered. For purposes of calculating the registration fee, the maximum offering price per share has been estimated at $2.78 with respect to 300,000 shares of common stock to be registered at prices computed on the basis of fluctuating market prices pursuant to Rule 457(c) under the Securities Act.

PART I

EXPLANATORY NOTE

A total of 100,000 shares of the Common Stock, $.001 par value per share, of Indevus Pharmaceuticals, Inc., formerly Interneuron Pharmaceuticals, Inc. (the “Company”) were registered by an initial registration statement on Form S-8, Registration No. 33-94736, on July 19, 1995 to be issued in connection with the Company’s 1995 Employee Stock Purchase Plan, as amended (the “1995 Plan”). Such registration statement was amended to increase the number of shares registered thereunder from 100,000 to 250,000 by Post-Effective Amendment No. 1 thereto filed on September 22, 2000. Further, an additional 250,000 shares were registered under a registration statement filed on March 28, 2003.

Effective January 18, 2005, the Board of Directors of the Company authorized, subject to stockholder approval, an amendment to the 1995 Plan for the sole purpose of increasing the number of shares reserved for issuance thereunder from 500,000 shares to 800,000 shares. The stockholders of the Company approved this amendment on March 9, 2005. The purpose of this Registration Statement (the “Registration Statement”) is to increase the number of shares covered by the earlier registration statements, as amended, from 500,000 shares to 800,000 shares.

Pursuant to Instruction E to Form S-8 regarding the registration of additional securities of the same class under an employee benefit plan for which a registration filed on Form S-8 is effective, all items have been omitted herefrom other than the facing page; statements that the contents of the earlier registration statements pertaining to the 1995 Plan are incorporated by reference; required opinions and consents; the signature page; and information required in this Registration Statement that was not in earlier registration statements.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by the Company with the Commission (File No. 0-18728) pursuant to the Exchange Act are incorporated herein by reference:

(1) The Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2004, including any documents or portions thereof incorporated by reference therein and all amendments thereto;

(2) The Company’s Definitive Proxy Statement dated January 28, 2005 and Proxy Statement Supplement dated February 16, 2005, except the Compensation Committee Report on Executive Compensation and the Performance Graph included in the Proxy Statement, filed pursuant to Section 14 of the Exchange Act;

(3) The Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 2004, March 31, 2005 and June 30, 2005;

(4) The Company’s Current Reports on Form 8-K filed on October 15, 2004, December 13, 2004, December 17, 2004 , May 17, 2005, July 1, 2005, and August 2, 2005;

(5) The Company’s Registration Statement on Form 8-A declared effective on March 8, 1990, as amended, registering the Common Stock under the Exchange Act;

(6) The Company’s Registration Statement on Form S-8 filed July 19, 1995 (Registration No. 33-94736) and all consents and opinions with respect thereto;

(7) The Company’s Post-Effective Amendment No. 1 to Registration Statement on Form S-8 filed September 22, 2000 (Registration No. 33-94736) and all consents and opinions with respect thereto;

(8) The Company’s Registration Statement on Form S-8 filed March 28, 2003 (Registration No. 33-94736) and all consents and opinions with respect thereto; and

(9) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the termination of this offering except the Compensation Committee Report on Executive Compensation and the performance graph included in the Proxy Statement filed pursuant to Section 14 of the Exchange Act. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

4	Amendment No. 4 to the 1995 Plan (1)

5	Opinion of Burns & Levinson LLP as to legality

23.1	Consent PricewaterhouseCoopers LLP

23.2	Consent Burns & Levinson LLP (included in Exhibit 5)

24	Power of Attorney (included on page II-2)

(1)	Previously filed as Appendix C to the Company’s Definitive Proxy Statement dated January 28, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, County of Middlesex on the 31st day of August, 2005.

INDEVUS PHARMACEUTICALS, INC.

By:	/s/ Glenn L. Cooper, M.D.
Title:	President, Chairman of the Board of Directors and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, Glenn L. Cooper, M.D., with full power to act alone, his true and lawful attorney-in-fact, with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Glenn L. Cooper	President, Chairman of the Board of Directors and Chief Executive Officer	August 31, 2005
Glenn L. Cooper, M.D.

	Director	August , 2005
Harry J. Gray

/s/ Michael E. Hanson	Director	August 31, 2005
Michael E. Hanson

/s/ Stephen C. McCluski	Director	August 31, 2005
Stephen C. McCluski

/s/ Cheryl P. Morley	Director	August 31, 2005
Cheryl P. Morley

/s/ Malcolm Morville	Director	August 31, 2005
Malcolm Morville, Ph.D.

/s/ David B. Sharrock	Director	August 31, 2005
David B. Sharrock

/s/ Michael W. Rogers	Executive Vice President Treasurer and Chief Financial Officer (Principal Financial Officer)	August 31, 2005
Michael W. Rogers

/s/ Dale Ritter	Senior Vice President, Finance (Principal Accounting Officer)	August 31, 2005
Dale Ritter

Exhibit Index

4	Amendment No. 4 to the 1995 Plan (1)

5	Opinion of Burns & Levinson LLP as to legality

23.1	Consent PricewaterhouseCoopers LLP

23.2	Consent Burns & Levinson LLP (included in Exhibit 5)

24	Power of Attorney (included on page II-2)

(1)	Previously filed as Appendix C to the Company’s Definitive Proxy Statement dated January 28, 2005.